Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 27, 2006, included in the Annual Report of United Community Banks, Inc. and subsidiaries, on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in this Registration Statement of United Community Banks, Inc. on Pre-Effective Amendment No. 1 to Form S-4 and to the use of our name as it appears under the caption “Experts.”

Atlanta, Georgia
October 20, 2006